As filed with the Securities and Exchange Commission on October 20, 2020

Registration No. 333-222379

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETF Managers Group Commodity Trust I
(Registrant)

Delaware

(State or other jurisdiction of incorporation or organization)

6221

(Primary Standard Industrial Classification Code Number)

36-4793446

(I.R.S. Employer Identification No.)

c/o ETF Managers Capital LLC
30 Maple Street,
Suite 2
Summit, NJ 07901
Phone: (908) 897-0518
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Samuel Masucci III
Chief Executive Officer
ETF Managers Capital LLC
30 Maple Street,
Suite 2
Summit, NJ 07901
Phone: (908) 897-0518

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Eric D. Simanek, Esq.
Sullivan & Worcester LLP
1666 K Street, N.W.
Washington, D.C. 20006

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (Registration No. 333-222379) is being filed to remove from registration all of the securities of the Sit Rising Rate ETF that remain unsold thereunder as of the termination of the offering in accordance with the undertaking required by Item 512(a)(3) of Regulation S-K. The registrant expects that the offering will be terminated upon effectiveness.

For the avoidance of doubt, the Registrant notes that the registration for the sale of the common units of beneficial interest of the remaining series of the Registrant is continuing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Summit, state of New Jersey, on October 20, 2020.

By:	ETF Managers Capital LLC, Sponsor

By:	/s/ Samuel R. Masucci III
Samuel R. Masucci III
Principal Executive Officer

By:	/s/ John A. Flanagan
John A. Flanagan
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ Samuel R. Masucci III	Principal Executive Officer	October 20, 2020

Signature	Title	Date

/s/ John A. Flanagan	Principal Financial Officer	October 20, 2020
Principal Accounting Officer